Exhibit (b)(3)

TWO RIVERS BANK & TRUST 5955 Merle Hay Road Suite B Johnston, IA 50131 (515) 331-3304	BORROWER Iowa First Bancshares Corp. ADDRESS 300 E. 2nd P.O. Box 539 Muscatine, IA 52761	REVOLVING OR DRAW NOTE

OFFICER	PRINCIPAL AMOUNT	NOTE DATE	MATURITY DATE	LOAN NUMBER

S.D.S.	6,500,000.00	September 29, 2005	September 30, 2010	CML1033

Purpose: Refinance Existing Debt/Finance Stock Buyback

FOR VALUE RECEIVED, the undersigned ("Borrower") unconditionally (and jointly and severally, if more than one) promise(s) to pay to the order of Two Rivers Bank and Trust, ("Lender"), at its principal offices in Johnston, Iowa the principal sum of Six Million Five Hundred Thousand and 00/100 Dollars ($6,500,000.00), or such lesser principal sum as may have been advanced hereunder, in lawful money of the United States of America, together with interest from the date hereof on the unpaid principal balance hereunder, computed daily, at the RATE per annum indicated below and in accordance with the particular PAYMENT SCHEDULE indicated below:

☒
REVOLVING FEATURE: Subject to the satisfaction of all terms and conditions of this Note, Borrower shall be entitled to borrow up to the "Principal Amount" shown above and to repay and re-borrow from time to time during the term of this Note.
☐
DRAW FEATURE: Subject to the satisfaction of all terms and conditions of this Note, Borrower shall be entitled to make one or more draws under this Note, up to an aggregate not exceeding the "Principal Amount" shown above. Any repayment may not be re-borrowed.

CONDITIONS FOR ADVANCES: If there is no default under this Note, Borrower shall be entitled to borrow under this Note under the following conditions:

Funds are available upon written or telephonic request on lender approved forms.

INTEREST RATE: The RATE shall be computed on the basis of a 365 day year for the actual number of days elapsed, and shall be:

  FIXED

  ☐
  a fixed rate of                             %;

  VARIABLE

  ☒
  a variable rate based on Wall Street Journal Prime Rate ("Wall Street Prime"). (Wall Street Prime is the fluctuating rate of interest as published in the Wall Street Journal, Midwest Edition, on a daily basis.)
  ☐
  Other

  The initial interest rate on this note is 5.500% based on the initial index rate of 6.750% Minus 1.250%.

  The Rate will vary Daily beginning September 29, 2005.

  The minimum interest rate on this note shall be             % per annum. The maximum interest rate on this note shall not exceed 6.50% per annum or the maximum interest rate Lender is permitted to charge by law.

DEFAULT RATE: After the event of any default under this Note, the Rate shall be 21.000%.

PAYMENT SCHEDULE:

  Payable in 9 equal semi-annual payments of $325,000.00 starting 4-1-2006 and plus interest beginning 1-1-2006 and quarterly thereafter. A final payment of the unpaid principal plus accrued interest shall be due and payable on the Maturity Date.

  ☐
  This Note is payable on DEMAND, but in any event, no later than the Maturity Date.

PREPAYMENT: This Note may be prepaid in part or in full prior to the Maturity Date. If this Note contains a provision for multiple payments, any partial prepayment will not affect the due date or amount of any subsequent payments, unless agreed to in writing by Borrower(s) and Lender. If this Note is prepaid in full, there will be: ☒  no minimum finance charge or prepayment penalty. ☐  a prepayment penalty of:                                                                                                   .

LATE PAYMENT CHARGE: If any payment is not paid within 10 days after the date when due, Borrower shall pay Lender a late charge equal to: ☐  the lesser of    ☒  the greater of    ☐  and amount equal to    ☒  $50.00 or    ☒  5.000% of the payment in default.

SECURITY: Borrower hereby grants to Lender a security interest in all deposit accounts now or hereafter in Lender's custody or control. In addition, this Note is secured by and is entitled to the benefits of the following collateral documents and any other collateral documents now or hereafter held by Lender:

a Security Agreement dated September 29, 2005

THE ADDITIONAL TERMS AND CONDITIONS SET FORTH ON THE REVERSE SIDE OF THIS NOTE ARE A PART OF THIS NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF AN EXACT COPY OF THIS NOTE AND HAS READ, UNDERSTANDS, AND AGREES TO THE TERMS AND CONDITIONS CONTAINED HEREIN, INCLUDING THE PROVISIONS ON THE REVERSE SIDE.

Iowa First Bancshares Corp.
By:	/s/ D. Scott Ingstad, President 09/29/05 D. Scott Ingstad, President Date	Date
By:	/s/ Kim Bartling 09/29/05

ADDITIONAL TERMS AND CONDITIONS

1.
Borrower and any co-maker and endorser hereof and any other party hereto and any guarantor hereof (collectively "Obligors") and each of them: (i) waive(s) presentment, demand, notice of demand, protest, notice of protest and notice of nonpayment and any other notice required to be given under the law to any of Obligors, in connection with the delivery, acceptance, performance, default or enforcement of this Note, or any endorsement or guaranty of this Note or any of any document or instrument evidencing any security for payment of this Note; and (ii) consent(s) to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or release or discharge by Lender of any of Obligors or release, substitution or exchange of any security for the payment hereof or the failure to act on the part of Lender or any indulgence shown by Lender, from time to time and in one or more instances (without notice to or further assent from any of Obligors) and agree(s) that no such action, failure to act, or failure to exercise any right or remedy on the part of Lender shall in any way affect or impair the obligations of any Obligor or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, under any endorsement of guaranty of this Note, or under any document or instrument evidencing any security for payment of this Note.

2.
Upon the occurrence of any of the following events of default, this Note and any other obligation or liability of Borrower to Lender shall, at the option of Lender, become immediately due and payable: (1) default in the performance of any liability or obligation of Borrower or of any co-maker, endorser, guarantor or surety of any liability of Borrower to Lender, including default in the payment of any part of the principal of or interest upon this Note as the same becomes due: (2) failure of Borrower to promptly furnish additional security when requested by Lender to do so; (3) depreciation in value of the collateral or any additions thereto or substitutions therefor, or any part thereof, to the extent that this Note is not regarded by Lender as properly secured; (4) determination by Lender that a material adverse change has occurred in the financial condition of Borrower or of any co-maker, endorser, guarantor or surety thereof; (5) death, dissolution, termination of existence, insolvency, business failure, or appointment of, or application for appointment of, a receiver of any part of the property of, service of any order of attachment, garnishment, or the existence or making or issuance of any tax lien or similar process on or with respect to any property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against, Borrower or any co-maker, endorser, guarantor, or surety thereof; (6) failure of Borrower to promptly provide Lender requested financial information; (7) any other event which causes Lender, in good faith, to believe the prospect of payment or performance is impaired.

3.
If any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or if any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not effect any other provision of this Note and the remaining provisions shall in no way be affected, prejudiced or disturbed hereby.

4.
If Lender hires an attorney to assist in collecting any amount due or enforcing any right or remedy under this Note, Borrower agrees to pay Lender's reasonable attorney's fees and collection costs.

5.
No provision of this Note shall require the payment or permit the collecting of interest in excess of the maximum rate permitted by applicable law; and, if any sum is collected in excess of the applicable maximum rate it shall be construed as a mutual mistake of Borrower and Lender and such excess sum shall be credited to principal or, if this Note has been repaid in full, refunded to Borrower.

6.
Borrower hereby waives any right to a trial by jury in any civil action arising out of, or based upon, this Note or the collateral securing this Note.

7.
This Note is delivered in and shall be construed under the laws of the State of Iowa.

ADDITIONAL NOTE PROVISIONS: